UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 20, 2014

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)         Our annual meeting of shareholders was held on August 20, 2014.

(b)         There were 52,737,377 shares eligible to vote, and 46,511,729 shares, or 88.19% of the outstanding shares, were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2015:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	41,439,706	467,831	4,604,192
John H. Foss	41,795,177	112,360	4,604,192
Richard M. Gabrys	41,855,934	51,603	4,604,192
Janet L. Gurwitch	41,859,515	48,022	4,604,192
David K. Hehl	41,658,654	248,883	4,604,192
Edwin J. Holman	41,868,019	39,518	4,604,192
Janet E. Kerr	41,864,682	42,855	4,604,192
Michael T. Lawton	41,880,243	27,294	4,604,192
H. George Levy, M.D.	41,683,354	224,183	4,604,192
W. Alan McCollough	41,872,956	34,581	4,604,192
Dr. Nido R. Qubein	41,759,920	147,617	4,604,192

Proposal 2. Shareholders approved the advisory vote on executive compensation:

Shares voted For	40,390,618
Shares voted Against	713,714
Shares abstained	803,205
Broker non-votes	4,604,192

Proposal 3. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2015:

Shares voted For	46,216,612
Shares voted Against	250,385
Shares abstained	44,732

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 26, 2014

BY: /s/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller